UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):                      November 12, 2004

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York	000-19034	133444607

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Old Saw Mill River Road, Tarrytown, New York		10591-6707

(Address of principal executive offices)		(Zip Code)

(914) 347-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 12, 2004, the Company’s board of directors adopted an amendment to Article I, Section 5 of the Company’s By-Laws (the “By-Laws”) which sets forth the quorum requirements for meetings of shareholders. The amendment was adopted solely to conform the text of Section 5 of the By-Laws to the requirements of Section 608(a) of the New York Business Corporation Law (the “NYBCL”), which provides that the holders of a majority of the votes of shares issued and outstanding and entitled to vote shall constitute a quorum at a meeting of shareholders. Prior to the amendment, Section 5 of the By-Laws provided that, except as required by law or the By-Laws, the holders of record of at least a majority of the shares of stock issued and outstanding and entitled to vote constituted a quorum at all meetings of shareholders. The foregoing description of the amendment is qualified in its entirety by reference to the text of amended Article I, Section 5 of the By-Laws which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit Number	Description
3.1	Amended text of Article I, Section 5 of the Company’s By-Laws

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     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.
Dated: November 12, 2004	By:	/s/ Stuart Kolinski
Stuart Kolinski
Vice President and General Counsel

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Exhibit Index

Number	Description
3.1	Amended text of Article I, Section 5 of the Company’s By-laws

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